EXHIBIT 99.1

NEWS
AdvisorShares

FOR IMMEDIATE RELEASE
November 6, 2008

Fund.com Acquires A Majority Interest In
Exchange Traded Fund (ETF) Developer
AdvisorShares Investments LLC

 (New York, NY) – Fund.com Inc. (OTCBB: FNDM), an online financial information provider, announced today that it has acquired a majority interest in AdvisorShares Investments, LLC, a developer of proprietary exchange traded funds, known as ETFs, with a focus on “actively managed” ETFs. AdvisorShares will partner with registered investment advisors (RIAs) to create individual actively managed ETFs customized for their clients and will allow the RIA to actively rebalance the portfolio within the ETF.

“Registered investment advisors are looking for solutions for their clients, particularly in this economic climate, and AdvisorShares represents a simple tool for RIAs in their active asset allocation strategies,” said Greg Webster, CEO of Fund.com.

This acquisition enhances the mission of Fund.com to connect individual investors with appropriate diversified fund products and to also assist asset managers in building client assets under management. In the US, according to Tiburon Strategic Advisors, there are currently 10,466 RIAs that control $37.5 trillion in professionally managed assets.

“Today is an important milestone for our company,” said Greg Webster, CEO of Fund.com.  “This strategic investment will allow us to respond to the needs of the investment community for modern solutions that fit their unique needs, in a challenging investment market.”

“This partnership is timely and strategic,” said Noah Hamman, CEO of AdvisorShares. “Our focus is to offer professionally managed ETFs, which provide operational and tax efficiency, with diversified investment strategies designed to help investors meet their financial goals.”

Exchange traded funds are the most significant product development since money market funds in the 1970’s with ETF asset growth approaching $800 billion. Exchange-traded funds now represent 31 percent of all trading volume in the U.S. equities market, an indication of just how widespread the adoption of ETFs has become in the U.S. The $1.7 trillion in trading volume in August, and the $14.7 trillion in trading volume year-to-date, represent a record year, according to new data from the National Stock Exchange (NSX).

AdvisorShares is seeking exemptive relief from the SEC and is expected to offer a suite of “Actively Managed” ETFs in early 2009. AdvisorShares protects its intellectual property through trademarks, copyright and patent applications.

About Fund.com

By combining a powerful media network with the origination and distribution of investment fund products, Fund.com Inc. has uniquely positioned itself at the center of the pooled investment solutions arena, for both the mass and institutional markets. Fund.com is creating a web presence, which, through our www.fund.com and www.accreditedinvestor.com domains, will provide consumers with a fresh approach vertical marketplace and search directory for investment fund information.

About AdvisorShares

AdvisorShares is an innovative investment management firm designed to offer actively managed ETFs.  ETFs are one of the fastest growing investment products due to their operational and tax efficient structure, and easy of accessibility.  AdvisorShares intends to offer a variety of investment products designed to help investors reach their financial goals.

Safe Harbor Statement

This news release contains various forward-looking statements which consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate," "plan," "continue" or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements.

We caution that these statements are further qualified by important factors that could cause actual results to differ materially from those contained in the forward-looking statements that these forward-looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include those set forth from time to time in our filings with the Securities and Exchange Commission. We are under no obligation, and do not undertake any duty, to update these forward-looking statements at any time.

Contact:
Fund.com Inc.
Public Relations
(212)618-1633
                    ir@fund.com

Source: Fund.com Inc.